Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of June [•], 2024 (this “Agreement”), is by and between LandBridge Company LLC, a Delaware limited liability company (the “Company”), and the individual identified as the Indemnitee on the signature page hereto (“Indemnitee”).

WHEREAS, both the Company and Indemnitee recognize that directors, officers and other persons in service to companies and business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have only been brought against the Company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, companies and business enterprises;

WHEREAS, it is essential to the Company to attract and retain as directors and officers, as well as other persons in service to the Company, the most capable persons available;

WHEREAS, the board of directors of the Company (the “Board”) has determined that the inability of the Company to attract and retain as directors and officers the most capable persons available would be detrimental to the interests of the Company and the Company therefore should provide indemnification and insurance coverage for directors, officers and other persons in service to the Company for claims and actions against them arising out of their service to, and activities on behalf of, the Company;

WHEREAS, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of even date herewith (as amended from time to time, the “LLC Agreement”), requires the Company to indemnify and advance expenses to (i) its directors and officers, (ii) any person who is or was serving at the request of the Company as an officer, director, member, partner, fiduciary or trustee of another person (including any subsidiary), (iii) LandBridge Holdings LLC, a Delaware limited liability company, and its affiliates and (iv) any person the Board designates as an indemnified person for purposes of the LLC Agreement, in each case, to the fullest extent permitted by law;

WHEREAS, Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the director and/or officer indemnification provisions set forth in the LLC Agreement;

WHEREAS, applicable law, including the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute (the “Act”), may also entitle the Indemnitee to indemnification, and the LLC Agreement expressly provides that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons, including Indemnitee, with respect to indemnification;

WHEREAS, the parties intend that any rights Indemnitee may have from Indemnitee-Related Entities (as defined herein) shall be secondary to the primary obligation of the Company to indemnify and hold harmless Indemnitee under this Agreement; and

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the LLC Agreement will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the LLC Agreement, any change in the composition of the Board or any acquisition of, or other transaction relating to, the Company), the Company wishes to provide for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law, and for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of the Company, in each case as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) Claim: means any threatened, asserted, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by (or in the right of) the Company or any governmental agency or any other person or entity, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise.

(b) ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

(c) Expenses: include attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any manner in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in or participate in any manner in, any Claim relating to any Indemnifiable Event, and shall include all attorneys’ fees and other expenses incurred by or on behalf of an Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement (including such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(d) Indemnifiable Amounts: means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liabilities that an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(e) Indemnifiable Event: means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director and/or officer or fiduciary of the Company, or is or was serving on behalf or at the request of the Company as a director, officer, employee, manager, member, partner, tax matters partner, trustee, agent, fiduciary or similar capacity, of another company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement). The term “Company,” where the context requires when used in this Agreement, may be construed to include such other company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise for which Indemnitee is or was serving on behalf or at the request of the Company in such aforementioned role.

(f) Indemnitee-Related Entities: means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (other than the Company or any other company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise Indemnitee has agreed, on behalf or at the request of the Company, to serve as a director, officer, employee or agent and for which service is covered by the rights to indemnification described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.

(g) Jointly Indemnifiable Claim: means any Claim for which the Indemnitee may be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement or the certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and an Indemnitee-Related Entity.

(h) Reviewing Party: means any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(i) Voting Securities: means any securities of the Company that vote generally in the election of directors.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) Subject to Section 2(d), in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, and hold Indemnitee harmless against any and all Indemnifiable Amounts. For the avoidance of doubt, Indemnitee shall not be denied indemnification in whole or in part under this Agreement because Indemnitee had an interest in the transaction with respect to which indemnification applies if the transaction was otherwise permitted by the LLC Agreement.

(b) If so requested by Indemnitee, the Company shall advance, or cause to be advanced (within two business days of such request), any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Expenses on behalf of Indemnitee or (ii) reimburse, or cause the reimbursement of, Indemnitee for such Expenses. Subject to Section 2(d), Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c) Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in, or the Board has authorized or consented to, the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement.

(d) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law); provided, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free. The Reviewing Party shall be selected by the Board. If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company, the Indemnitee shall be deemed to be entitled to indemnification pursuant to this Agreement and the Reviewing Party’s determination pursuant to this Section 2(d) shall be deemed to have concluded. If the Reviewing Party fails to make a determination or determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of New York or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense

Advance by the Company under this Agreement or any provision of the Company’s LLC Agreement now or hereafter in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that Indemnitee shall be required to reimburse such Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by Indemnitee, or the defense by Indemnitee of an action brought by the Company or any other person, as applicable, if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company.

4. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

5. Burden of Proof, Etc. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court, any finder of fact or other relevant person shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or any other person or entity disputing such conclusions) to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

6. Reliance as Safe Harbor. For purposes of this Agreement, Indemnitee shall be deemed to have acted in a manner to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company and its subsidiaries in the course of their duties, or by committees of the Board, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee believes are within such other person’s professional or expert competence. In addition, the knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

7. No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the LLC Agreement, the Act or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the LLC Agreement or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement or the LLC Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the LLC Agreement. No amendment or alteration of the LLC Agreement or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

9. Liability Insurance. To the extent the Company maintains an insurance policy providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy in accordance with its terms to the maximum extent of the coverage available for the Company’s directors and officers. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy governing such insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Subrogation. Subject to Section 13 hereof, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

13. Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Indemnitee-Related Entities and the Company and the service of Indemnitee to the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, the

Company agrees that such payment or advancement shall not extinguish or affect in any way the rights of Indemnitee under this Agreement and further agrees that the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 13, entitled to enforce this Section 13 against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

14. No Duplication of Payments. Subject to Section 13 hereof, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, or any provision of the LLC Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee reasonably believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company, or any subsidiary of the Company, and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, one local counsel in each applicable jurisdiction in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event that the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay its, his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

16. No Adverse Settlement. The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of any Claim, or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

17. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor or continuing company by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect successor by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve the Company or of any other entity or enterprise on behalf of the Company or at the Company’s request.

18. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

19. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

20. Specific Performance, Etc. The parties hereto recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation without proof of damages or the posting of a bond, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

21. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person, sent by nationally recognized overnight courier or personal delivery or sent by electronic transmission, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)	If to the Company, to:

LandBridge Company LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Attn: Harrison Bolling

Email: Harrison.Bolling@h2obridge.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attn:   David P. Oelman

    Michael S. Telle

Email: doelman@velaw.com; mtelle@velaw.com

(b)	If to Indemnitee, to the address set forth on the signature page hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission. Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

25. Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

26. Recitals Part of Agreement. The Recitals set forth on the first page of this Agreement are, and shall be deemed, material and operative provisions of this Agreement and are hereby incorporated and made part of this Agreement with the same force and effect as if fully repeated herein.

(Signature Page Follows.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDBRIDGE COMPANY LLC

By:
Name:
Title:

INDEMNITEE

By:
Name:
Address:

Signature Page to Indemnification Agreement